[OGERT218]

WALGREENS BOOTS ALLIANCE, INC.

2013 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

These materials, which may include descriptions of company stock plans, prospectuses and other information and documents, and the information they contain, are provided by your company, not by Fidelity, and are not an offer or solicitation by Fidelity for the purchase of any securities or financial instruments. These materials were prepared by your company, which is solely responsible for their contents and for compliance with legal and regulatory requirements. Fidelity is not connected with any offering or acting as an underwriter in connection with any offering of your company's securities or financial instruments. Fidelity does not review, approve or endorse the contents of these materials and is not responsible for their content.

WALGREENS BOOTS ALLIANCE, INC.
2013 OMNIBUS INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

Participant Name: Stefano Pessina
Participant ID:
Grant Date: 11/01/2017 (the "Grant Date")
Grant Price: $67.01000
Shares Granted: 504,710 (the "Shares Granted")
Vesting: One third of the Shares Granted vest on each of the first, second and third anniversaries of the Grant Date (the "Vesting Dates")
Expiration Date: 11/01/2027 (the "Expiration Date")
Acceptance Date:
Electronic Signature:
This document (referred to below as this "Agreement") spells out the terms and conditions of the stock option (the "Option") granted to you by Walgreens Boots Alliance, Inc., a Delaware corporation (the "Company"), pursuant to the Walgreens Boots Alliance, Inc. 2013 Omnibus Incentive Plan (the "Plan") on and as of the Grant Date designated above. Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan. For purposes of this Agreement, "Employer" means the entity (the Company or the Affiliate) that employs you on the applicable date. The Plan, as in effect on the date of this Agreement and as it may be amended from time to time, is incorporated into this Agreement by this reference.
You and the Company agree as follows:
1.Grant of Option. Pursuant to the approval and direction of the Compensation Committee of the Company's Board of Directors (the "Committee"), the Company hereby grants you an Option to purchase all or any part of the number of Shares Granted set forth above of common stock of the Company, par value US$.01 ("Stock"), at the per-share exercise price, which is 100% of the fair market value of a share of Stock on the Grant Date (the "Exercise Price"), subject to the terms and conditions of the Plan and this Agreement. The Option is intended to be a "non-qualified stock option" and shall not be treated as an incentive stock option within the meaning of Section 422 of the Code.
2.    Vesting/Exercise/Expiration. You may not exercise the Option prior to the Vesting Date or Dates set forth above absent action by the Committee to waive or alter such restrictions or as may be permitted under the below paragraphs. Thereafter, except as hereinafter provided, you may exercise the Option, to the extent it is vested, at any time and from time to time until the close of business on the Expiration Date set forth above. The Option may be exercised to purchase any number of whole shares of Stock, except that no purchase shall be for less than ten (10) full shares of Stock, or the remaining unexercised shares, if less. The Option is deemed to be "outstanding" until it has been exercised in full or expired pursuant to the terms of this Agreement.
3.    Disability. If, without having fully exercised the Option, you have a Termination of Service due to Disability, then any Shares Granted under the Option that are not yet vested at that time shall thereupon become vested and (a) you may exercise the Option for the full number of Shares Granted (less any shares for which the Option was previously exercised), but (b) your right to exercise the Option shall terminate upon the earlier of the Expiration Date or a date which is one (1) year following the date of your Termination of Service.
4.    Death. If, without having fully exercised the Option, you have a Termination of Service due to your death, then any Shares Granted under the Option that are not yet vested at that time shall thereupon become fully vested and (a) the Option may be exercised by the executor or administrator of your estate or by such person or persons who shall have acquired your rights hereunder by bequest or inheritance or by designation as your beneficiary for the full number of Shares Granted (less any shares for which the Option was previously exercised), but (b), such person's right to exercise the Option shall terminate upon the earlier of the Expiration Date or a date which is one (1) year after the date of your death.
5.    Retirement. If without having fully exercised this Option you have a Termination of Service by reason of retirement from the Company's Board of Directors, as reasonably determined by the Committee, then (a) if your Termination of Service is prior to the 12-month anniversary of the Grant Date, a pro-rated number of the Shares Granted under the Option shall become vested as of the date of your Termination of Service, with the pro-rated number of Shares calculated based on your number of full months of service from the Grant Date through your Termination of Service divided by 36 months, or (b) if your Termination of Service is on or after the one-year anniversary of the Grant Date, the full number of Shares Granted under the Option shall remain or become vested as of your Termination of Service, and (c) your right to exercise any portion of the Option that is vested upon your Termination of Service due to retirement shall terminate upon the earlier of the Expiration Date or a date which is one (1) year after the date of your Termination of Service. Shares Granted for which you cannot exercise the Option under this Section 5 shall be forfeited.
6.    Termination of Service Following a Change in Control. If there is a Change in Control of the Company and within the one-year period thereafter you have a Termination of Service initiated by your Employer other than for Cause (as defined in Section 8), then any Shares Granted under the Option that are not yet vested at that time shall thereupon become vested and (a) you may exercise the Option for the full number of Shares Granted (less any shares for which the Option was previously exercised), but (b) your right to exercise the Option shall terminate upon the earlier of the Expiration Date or a date which is ninety (90) days after the date of your Termination of Service, subject to the right of the Committee to extend the exercise period of the Option. Shares Granted for which you cannot exercise the Option under this Section 6 shall be forfeited. The foregoing is also subject to the Committee's exercise of its discretion under Section 9.01 of the Plan. For purposes of this Section 6, a Termination of Service initiated by your Employer shall include a Termination of Employment for Good Reason under - and pursuant to the terms and conditions of – the Walgreens Boots Alliance, Inc. Executive Severance and Change in Control Plan, but only to the extent applicable to you as an eligible participant in such Plan.
7.    Other Termination of Service. If without having fully exercised the Option you have a voluntary or involuntary Termination of Service for any reason other than as set forth in Section 3, 4, 5 or 6 above, as determined by the Committee, then (a) for any Shares Granted with respect to which such Termination of Service is prior to the applicable Vesting Date, the Option shall be forfeited, and (b) for any Shares Granted with respect to which such Termination of Service is on or after the applicable Vesting Date, then your right to exercise the Option shall terminate upon the earlier of the Expiration Date or a date which is ninety (90) days after the date of your Termination of Service. The foregoing is subject to the right of the Committee to extend the exercise period of the Option, including any extension granted by the Committee or its delegate as needed to allow your right to exercise to extend beyond a period during which you are restricted from exercising the Option due to a Company-designated trading blackout period, and is subject to earlier expiration as provided in Section 8 below.
8.    Forfeiture of Outstanding Options Upon Termination for Cause or Following Termination of Service. Notwithstanding any provision of this Agreement to the contrary, your remaining right, if any, to exercise the Option shall immediately terminate if you are terminated for Cause or if and when you violate any post-employment obligation that you may have to the Company, including but not limited to any non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant. For purposes of this Agreement, "Cause" means any one or more of the following, as determined by the Committee in its sole discretion:
(a)    your commission of a felony or any crime of moral turpitude;
(b)    your dishonesty or material violation of standards of integrity in the course of fulfilling your duties to the Company or any Affiliate;
(c)    your material violation of a material written policy of the Company or any Affiliate violation of which is grounds for immediate termination;
(d)    your willful and deliberate failure to perform your duties to the Company or any Affiliate in any material respect, after reasonable notice of such failure and an opportunity to correct it; or
(e)    your failure to comply in any material respect with the United States ("U.S.") Foreign Corrupt Practices Act, the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, the U.S. Sarbanes-Oxley Act of 2002, the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the U.S. Truth in Negotiations Act, or any rules or regulations thereunder.
9.    Exercise Process. The Option may be exercised by giving notice to Fidelity, the third party administrator to administer the Option exercise process. The exercise notice (a) shall be signed by you or (in the event of your death) your legal representative, (b) shall specify the number of full shares of Stock then elected to be purchased, and (c) shall be accompanied by payment in full of the Exercise Price of the shares of Stock to be purchased. Payment may be made in cash or by check payable to the order of the Company, and such payment shall include any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan that are required to be withheld ("Tax-Related Items"), as set forth in Section 10 below. Alternatively, the Committee may allow for one or more of the following methods of exercising the Option:
(a)    Payment for shares of Stock as to which the Option is being exercised and/or payment of any Tax-Related Items may be made by transfer to the Company of shares of Stock you already own, or any combination of such shares of Stock and cash, having a fair market value determined at the time of exercise of the Option equal to, but not exceeding, the Exercise Price and/or any Tax-Related Items, as the case may be.
(b)    A "same day sale" transaction pursuant to which a third party (engaged by you or the Company) loans funds to you to enable you to purchase the shares of Stock and pay any Tax-Related Items, and then sells a sufficient number of the exercised shares of Stock on your behalf to enable you to repay the loan and any fees. The remaining shares of Stock and/or cash are then delivered by the third party to you.
(c)    A "net exercise" transaction, pursuant to which the Company delivers to you the net number of whole shares of Stock remaining from the portion of the Option being exercised after deduction of a number of shares of Stock with a fair market value equal to the Exercise Price and the amount of any Tax-Related Items.
As promptly as practicable after receipt of such notice of exercise and payment (including payment with respect to any Tax-Related Items), subject to Section 13 below, the Company shall cause to be issued and delivered to you (or in the event of your death to your legal representative, as the case may be), certificates for the shares of Stock so purchased. Alternatively, such shares of Stock may be issued and held in book entry form.
Notwithstanding any provision within this Agreement to the contrary, if you are resident or employed outside of the U.S., the Committee may require that you (or in the event of your death, your legal representative, as the case may be) exercise the Option in a method other than as specified above, may require you to exercise the Option only by means of a "same day sale" transaction (either a "sell-all" transaction or a "sell-to-cover" transaction) as it shall determine in its sole discretion, or may require you to sell any shares of Stock you acquire under the Plan immediately or within a specified period following your Termination of Service (in which case, you hereby agree that the Company shall have the authority to issue sale instructions in relation to such shares of Stock on your behalf).
10.    Responsibility for Taxes; Tax Withholding.
(a)    You acknowledge that, regardless of any action taken by the Company or your Employer, the ultimate liability for all Tax-Related Items related to your participation in the Plan and legally applicable to you is and remains your responsibility and may exceed the amount actually withheld by the Company or your Employer, if any. You further acknowledge that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of shares of Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all Tax-Related Items.  In this regard, you authorize the Company, your Employer or its agent to satisfy the obligations with regard to all Tax-Related Items by withholding from the shares of Stock to be delivered upon exercise of the Option that number of shares of Stock having a Fair Market Value equal to the amount required by law to be withheld. For purposes of the foregoing, no fractional shares of Stock will be withheld or issued pursuant to the grant of the Option and the issuance of shares of Stock hereunder.
The Company may withhold or account for Tax-Related Items by considering applicable statutory minimum withholding rates (as determined by the Company in good faith and in its sole discretion) or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the share equivalent.  As the obligation for Tax-Related Items is satisfied by withholding from the shares of Stock to be delivered upon exercise of the Option, for tax purposes, you are deemed to have been issued the full number of shares of Stock subject to the exercised Option, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.
You agree to pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the shares of Stock or the proceeds from the sale of shares of Stock if you fail to comply with your obligations in connection with the Tax-Related Items.
11.    Limited Transferability. You may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Option, whether voluntarily or involuntarily or by operation of law, other than by beneficiary designation effective upon your death, by will or by the laws of intestacy. During your lifetime, the Option and all rights granted hereunder shall be exercisable only by you. Notwithstanding the foregoing, you may transfer the Option, in whole or in part, by gift to a Permitted Transferee in accordance with rules and subject to any conditions specified by the Committee under the Plan.
12.    Rights as Shareholder. You shall have no rights as a shareholder of the Company with respect to the shares of Stock subject to the Option until such time as the Exercise Price has been paid and a certificate of stock for such shares has been issued to you or such shares of Stock have been recorded in your name in book entry form. Except as provided in Section 18 below, no adjustment shall be made for dividends or distributions or other rights with respect to such shares of Stock for which the record date is prior to the date on which you become the holder of record thereof. Anything herein to the contrary notwithstanding, if a law or any regulation of the U.S. Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or you to take any action before shares of Stock can be delivered to you hereunder, then the date of delivery of such shares may be delayed accordingly.
13.    Securities Laws. If a Registration Statement under the U.S. Securities Act of 1933, as amended, is not in effect with respect to the shares of Stock to be delivered pursuant to this Agreement, you hereby represent that you are acquiring the shares of Stock for investment and with no present intention of selling or transferring them and that you will not sell or otherwise transfer the shares of Stock except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Stock may then be listed.
14.    Not a Public Offering. If you are resident outside the U.S., the grant of the Option is not intended to be a public offering of securities in your country of residence (or country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Option is not subject to the supervision of the local securities authorities.
15.    Insider Trading/Market Abuse Laws. Your country of residence may have insider trading and/or market abuse laws that may affect your ability to acquire or sell shares of Stock under the Plan during such times you are considered to have "inside information" (as defined by the laws in your country). These laws may be the same or different from any Company insider trading policy. You acknowledge that it is your responsibility to be informed of and compliant with such regulations, and you are advised to speak to your personal advisor on this matter.
16.    Repatriation; Compliance with Law; Method of Exercise. If you are resident or employed outside the U.S., as a condition of the Option, you agree to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan in accordance with applicable foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and/or regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal obligations under local laws, rules and/or regulations in your country of residence and country of employment, if different).
17.    No Advice Regarding Grant. No employee of the Company is permitted to advise you regarding your participation in the Plan or your acquisition or sale of the shares of Stock underlying the Option. Investment in shares of Stock involves a degree of risk. Before deciding to purchase shares of Stock pursuant to the Option, you should carefully consider all risk factors relevant to the acquisition of shares of Stock under the Plan and you should carefully review all of the materials related to the Option and the Plan. You are hereby advised to consult with your own personal tax, legal and financial advisors before taking any action related to the Plan.
18.    Change in Stock. In the event of any change in Stock by reason of any stock dividend, recapitalization, reorganization, split-up, merger, consolidation, exchange of shares, or of any similar change affecting Stock, the number of shares of Stock subject to the Option and the Exercise Price shall be equitably adjusted by the Committee.
19.    Nature of the Option. In accepting the Option, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and limited in duration, and it may be modified, amended, suspended or terminated by the Company, in its sole discretion, at any time;
(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted in the past;
(c)    all decisions with respect to future grants of stock options or other grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Stock subject to the stock options, vesting provisions, and the exercise price applicable to the stock option;
(d)     the Option and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Affiliate and shall not interfere with the ability of the Company, your Employer or an Affiliate, as applicable, to terminate your employment or service relationship;
(e)    you are voluntarily participating in the Plan;
(f)    the Option and the shares of Stock subject to the Option are not intended to replace any pension rights or compensation;
(g)    the Option, the shares of Stock subject to the Option and the value of same, is an extraordinary item of compensation outside the scope of your employment (and employment contract, if any) and is not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(h)    the future value of the shares of Stock underlying the Option is unknown, indeterminable and cannot be predicted with certainty;
(i)    unless otherwise determined by the Committee in its sole discretion, a Termination of Service shall be effective from the date on which active employment or service ends and shall not be extended by any statutory or common law notice of termination period;
(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from a Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, your Employer or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company, the Employer and all Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(k)    unless otherwise provided herein, in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock of the Company; and
(l)    neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to you pursuant to the settlement of the Option or the subsequent sale of any shares of Stock acquired upon settlement of the Option.
20.    Committee Authority; Recoupment. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, including the enforcement of any recoupment policy, all of which shall be binding upon you and any claimant. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.
21.    Consent to Collection/Processing/Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies you of the following in relation to your personal data and the collection, processing and transfer of such data in relation to the Company's grant of the Option and your participation in the Plan. The collection, processing and transfer of personal data is necessary for the Company's administration of the Plan and your participation in the Plan, and your denial and/or objection to the collection, processing and transfer of personal data may affect your participation in the Plan. As such, you voluntarily acknowledge and consent (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein:
(a)    The Company and your Employer hold certain personal information about you, including (but not limited to) your name, home address, email address and telephone number, date of birth, social security, passport or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all entitlements to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan ("Data"). Data may be provided by you or collected, where lawful, from the Company, its Affiliates and/or third parties, and the Company and your Employer will process Data for the exclusive purpose of implementing, administering and managing your participation in the Plan. Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence (or country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the participation in the Plan.
(b)    The Company and your Employer will transfer Data internally as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and/or your Employer may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. You hereby authorize (where required under applicable law) the recipients to receive, possess, use, retain and transfer Data, in electronic or other form, as may be required for the administration of the Plan and/or the subsequent holding of the shares of Stock on your behalf, to a broker or other third party with whom you may elect to deposit any shares of Stock acquired pursuant to the Plan.
(c)    You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of Data, (ii) verify the content, origin and accuracy of Data, (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of Data, (iv) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan, and (v) withdraw your consent to the collection, processing or transfer of Data as provided hereunder (in which case, the Option will become null and void). You may seek to exercise these rights by contacting your Human Resources manager or the Company's Human Resources Department, who may direct the matter to the applicable Company privacy official.
22.    Non-Competition, Non-Solicitation and Confidentiality. As a condition to the receipt of the Option, you must agree to the Non-Competition, Non-Solicitation and Confidentiality Agreement attached hereto as Exhibit A by executing that Agreement. Failure to execute and return the Non-Competition, Non-Solicitation and Confidentiality Agreement within 120 days of the Grant Date shall constitute your decision to decline to accept this Award.
23.    Addendum to Agreement. Notwithstanding any provision of this Agreement to the contrary, the Option shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) as set forth in the addendum to this Agreement, attached hereto as Exhibit B (the "Addendum"). Further, if you transfer your residence and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). The Addendum shall constitute part of this Agreement.
24.    Additional Requirements. The Company reserves the right to impose other requirements on the Option, any shares of Stock acquired pursuant to the Option and your participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
25.    Amendment or Modification, Waiver. Except as set forth in the Plan, no provision of this Agreement may be amended or waived unless the amendment or waiver is agreed to in writing, signed by you and by a duly authorized officer of the Company. No waiver of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.
26.    Electronic Delivery. The Company may, in its sole discretion, deliver by electronic means any documents related to the Option or your future participation in the Plan. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
27.    Governing Law and Jurisdiction. This Agreement is governed by the substantive and procedural laws of the state of Illinois. You and the Company shall submit to the exclusive jurisdiction of, and venue in, the courts in Illinois in any dispute relating to this Agreement without regard to any choice or law rules thereof which might apply the laws of any other jurisdiction.
28.    English Language. If you are resident in a country where English is not an official language, you acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If you have received this Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
29.    Conformity with Applicable Law. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
30.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder.
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This Agreement contains highly sensitive and confidential information. Please handle it accordingly.
Please read the attached Exhibits A and B. Once you have read and understood this Agreement and Exhibits A and B, please click the acceptance box to certify and confirm your agreement to be bound by the terms and conditions of this Agreement and Exhibits A and B, and to acknowledge your receipt of the Prospectus, the Plan and this Agreement and your acceptance of the terms and conditions of the Option granted hereunder.

EXHIBIT A
WALGREENS BOOTS ALLIANCE, INC. NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT
This Exhibit forms a part of the Stock Option Award Agreement covering Options awarded to an employee of Walgreens Boots Alliance, Inc., on behalf of itself, its affiliates, subsidiaries, and successors (collectively referred to as "Employee" and the "Company").
WHEREAS, the Company develops and/or uses valuable business, technical, proprietary, customer and patient information it protects by limiting its disclosure and by keeping it secret or confidential;
WHEREAS, Employee acknowledges that during the course of employment, he or she has or will receive, contribute, or develop such confidential information; and
WHEREAS, the Company desires to protect from its competitors such confidential information and also desires to protect its legitimate business interests and goodwill in maintaining its employee and customer relationships.
NOW THEREFORE, in consideration of the Stock Option issued to Employee pursuant the Agreement to which this is attached as Exhibit A, Employee agrees to be bound by the terms of this Agreement:
1.Confidentiality. At all times during and after the termination of my employment with the Company, I will not, without the Company's prior written permission, directly or indirectly for any purpose other than performance of my duties for the Company, utilize or disclose to anyone outside of the Company any Trade Secrets or other Confidential Information of the Company or any information received by the Company in confidence from or about third parties, as long as such matters remain Trade Secrets or otherwise confidential, as further defined below.

a.
 "Trade Secrets" are a form of intellectual property and may include all tangible and intangible forms and types of financial, business, scientific, technical, economic, or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs or codes, and may in particular include such things as pricing information, business records, software programs, algorithms, inventions, patent applications, and designs and processes not known outside the Company. Trade Secrets may be stored, compiled, memorialized or contained in various forms or media, such as paper, electronic media or transmission (such as disc, email, file transfers, tape, or web site features), all other forms of audio and/or video transfer, or even oral communications.

b.
"Confidential Information" shall include Trade Secrets and, more broadly, any information or material which is not generally known to the public, and which (i) is generated or collected by or utilized in the operations of the Company and relates to the actual or anticipated business of the Company or the Company's actual or prospective vendors or clients; or (ii) is suggested by or results from any task assigned to me by the Company or work performed by me for or on behalf of the Company or any client of the Company.  Confidential Information shall not be considered generally known to the public if revealed improperly to the public by me or others without the Company's express written consent and/or in violation of an obligation of confidentiality to the Company.   Confidential Information may take a variety of forms including but not limited to paper, electronic, media or transmission (such as email, file transfers, tape or web site features), and all other forms of audio and/or video transfer. Examples of confidential information include, but are not limited to, customer, referral source, supplier and contractor identification and contacts, confidential information about customers, business relationships, contract terms, pricing and margins, business, marketing and customer plans and strategies, financial data, techniques, formulations, technical know-how, formulae, research, development and production information, processes, designs, architectures, prototypes, models, software, patent applications and plans, projections, proposals, discussion guides, personal or performance information about employees, or legal advice related to the foregoing.

The restrictions set forth in this paragraph are in addition to and not in lieu of any obligations I have by law with respect to the Company's Confidential Information, including any obligations I may owe under the federal Defend Trade Secrets Act of 2016 (the "TSA") and any applicable state statutes.  Further, nothing herein shall prohibit me from divulging evidence of criminal wrongdoing to law enforcement or prohibit me from disclosing Confidential Information or Trade Secrets if compelled by order of court or an agency of competent jurisdiction or as required by law; however, I shall promptly inform the Company of any such situations and shall take reasonable steps to prevent disclosure of Confidential Information or Trade Secrets until the Company has been informed of such required disclosure and has had a reasonable opportunity to seek a protective order. Pursuant to the TSA, I understand that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, I understand that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret, except pursuant to court order.   Nothing in this Agreement is intended to conflict with the TSA or create liability for disclosures of Trade Secrets that are expressly allowed by TSA.
2.    Non-Competition. I agree that during my employment with the Company and for one year after the termination of my employment, I will not, directly or indirectly, invest in, own, operate, finance, control, or provide Competing Services to any Competing Business Line, in both cases as defined below. I understand that the restrictions in this paragraph apply no matter whether my employment is terminated by me or the Company and no matter whether that termination is voluntary or involuntary. The above restrictions shall not apply to passive investments of less than 5% ownership interest in any entity. I understand that the term "Competing Business Line" used in this Agreement means any business that is in competition with any business engaged in by the Company with respect to which I provide substantial services during the last two years of my employment with the Company.
I understand that I will be deemed to be providing "Competing Services" if the nature of such services are sufficiently similar in position, scope and geographic area to any position held by me during the last two years of my employment with the Company.
3.    Non-Solicitation. I agree that during my employment with the Company and for two years after the termination of my employment from the Company for any reason, whether voluntary or involuntary:

(a)
I will not directly or indirectly, solicit any Restricted Customer for purposes of providing Competing Products or Services, or offer, provide or sell Competing Products or Services to any Restricted Customer. For purposes of this Agreement, "Competing Products or Services" means products or services that are competitive with products or services offered by, developed by, designed by or distributed by the Company to any Restricted Customer, and "Restricted Customer" means any person, company or entity which was a customer, potential customer, vendor, supplier or referral source of the Company and with which I had direct contact or about which I learned confidential information at any time during the last two years of my employment with the Company; and

(b)
I will not, nor will I assist any third party to, directly or indirectly (i) raid, hire, solicit, or attempt to persuade any employee of the Company with whom I currently work or with whom I worked at any point during the last two years preceding the termination of my employment with the Company,  and who possesses or had access to confidential information of the Company, to leave the employ of the Company; (ii) interfere with the performance by any such employee of his/her duties for the Company; or (iii) communicate with any such employee for the purposes described in items (i) and (ii) in this paragraph.

4.    Non-Inducement. I will not directly or indirectly assist or encourage any person or entity in carrying out or conducting any activity that would be prohibited by this Agreement if such activity were carried out or conducted by me.
5.    Non-Disparagement. I agree (whether or not I am then an Employee) not to make negative comments or otherwise disparage the Company, its Affiliates, or any of their officers, directors, employees, shareholders, members, agents or products other than in the good faith performance of my duties to the Company and its Affiliates while I am employed by the Company and its Affiliates and thereafter. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).
6.    Intellectual Property. The term "Intellectual Property" shall mean all trade secrets, ideas, inventions, designs, developments, devices, software, computer programs, methods and processes (whether or not patented or patentable, reduced to practice or included in the Confidential Information) and all patents and patent applications related thereto, all copyrights, copyrightable works and mask works (whether or not included in the Confidential Information) and all registrations and applications for registration related thereto, all Confidential Information, and all other proprietary rights contributed to, or conceived or created by, or reduced to practice by Employee or anyone acting on his/her behalf (whether alone or jointly with others) at any time from the beginning of Employee's employment with Walgreens Boots Alliance, Inc. to the termination of that employment plus ninety (90) days, that (i) relate to the business or to the actual or anticipated research or development of Walgreens Boots Alliance, Inc.; (ii) result from any services that Employee or anyone acting on its behalf perform for Walgreens; or (iii) are created using the equipment, supplies or facilities of Walgreens Boots Alliance, Inc. or any Confidential Information.

a.
Ownership. All Intellectual Property is, shall be and shall remain the exclusive property of the Company. Employee hereby assigns to the Company all right, title and interest, if any, in and to the Intellectual Property; provided, however, that, when applicable, the Company shall own the copyrights in all copyrightable works included in the Intellectual Property pursuant to the "work-made-for-hire" doctrine (rather than by assignment), as such term is defined in the 1976 Copyright Act. All Intellectual Property shall be owned by the Company irrespective of any copyright notices or confidentiality legends to the contrary which may be placed on such works by Employee or by others. Employee shall ensure that all copyright notices and confidentiality legends on all work product authored by Employee or anyone acting on his/her behalf shall conform to the Company's practices and shall specify the Company as the owner of the work. The Company hereby provides notice to Employee that the obligation to assign does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless (a) the invention relates (i) to the business of the Company, or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company.

b.
Keep Records. Employee shall keep and maintain, or cause to be kept and maintained by anyone acting on his/her behalf, adequate and current written records of all Intellectual Property in the form of notes, sketches, drawings, computer files, reports or other documents relating thereto. Such records shall be and shall remain the exclusive property of the Company and shall be available to the Company at all times during the term of this Agreement.

c.
Assistance. Employee shall supply all assistance requested in securing for Company's benefit any patent, copyright, trademark, service mark, license, right or other evidence of ownership of any such Intellectual Property, and will provide full information regarding any such item and execute all appropriate documentation prepared by Company in applying or otherwise registering, in Company's name, all rights to any such item or the defense and protection of such Intellectual Property.

d.
Prior Inventions. Employee has disclosed to the Company any continuing obligations to any third party with respect to Intellectual Property. Employee claims no rights to any inventions created prior to his/her employment for which a patent application has not previously been filed, unless he/she has described them in detail on a schedule attached to this Agreement.

e.	Trade Secret Provisions. The provisions in Paragraph 1 with regard to Trade Secrets and the TSA shall apply as well in the context of the parties' Intellectual Property rights and obligations.
7.    Return of Company Property. I agree that I will not take any of the Company's property or information with me when I leave the Company's employ, no matter what form that property or information is in and no matter how I acquired it. When my employment with the Company terminates, I will immediately return to the Company any and all Company information, documents, and electronics.
8.    Consideration and Acknowledgments. I acknowledge and agree that the covenants described in this Agreement are essential terms, and the underlying Stock Option Award would not be provided by the Company in the absence of these covenants. I further acknowledge that these covenants are supported by adequate consideration as set forth in this Agreement and are not in conflict with any public interest. I further acknowledge and agree that I fully understand these covenants, have had full and complete opportunity to discuss and resolve any ambiguities or uncertainties regarding these covenants before signing this Agreement, and have voluntarily agreed to comply with these covenants for their stated terms. I further acknowledge and agree that these covenants are reasonable and enforceable in all respects.
9.    Enforceability; General Provisions.

(a)
I agree that the restrictions contained in this Agreement are reasonable and necessary to protect the Company's legitimate business interests and that full compliance with the terms of this Agreement will not prevent me from earning a livelihood following the termination of my employment, and that these covenants do not place undue restraint on me.

(b)
Because the Company's current base of operations is in Illinois and my connections thereto, (i) this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, where this Agreement is entered into, without giving effect to any conflict of law provisions, and (ii) I consent to personal jurisdiction and the exclusive jurisdiction of the state and federal courts of Illinois with respect to any claim, dispute or declaration arising out of this Agreement.

(c)
In the event of a breach or a threatened breach of this Agreement, I acknowledge that the Company will face irreparable injury which may be difficult to calculate in dollar terms and that the Company shall be entitled, in addition to all remedies otherwise available in law or in equity, to temporary restraining orders and preliminary and final injunctions enjoining such breach or threatened breach in any court of competent jurisdiction without the necessity of posting a surety bond, as well as to obtain an equitable accounting of all profits or benefits arising out of any violation of this Agreement.

(d)
I agree that if a court determines that any of the provisions in this Agreement is unenforceable or unreasonable in duration, territory, or scope, then that court shall modify those provisions so they are reasonable and enforceable, and enforce those provisions as modified.

(e)
If any phrase or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, that phrase, clause or provision shall be deemed severed from this Agreement, and will not affect the enforceability of any other provisions of this Agreement, which shall otherwise remain in full force and effect.

(f)
Notwithstanding the foregoing provisions of this Agreement, the non-competition provisions of Paragraph 2 above shall not restrict Employee from performing legal services as a licensed attorney for a Competing Business to the extent that the attorney licensure requirements in the applicable jurisdiction do not permit Employee to agree to the otherwise applicable restrictions of Paragraph 2.

(g)
Waiver of any of the provisions of this Agreement by the Company in any particular instance shall not be deemed to be a waiver of any provision in any other instance and/or of the Company's other rights at law or under this Agreement.

(h)	I agree that the Company may assign this Agreement to its successors and assigns and that any such successor or assign may stand in the Company's shoes for purposes of enforcing this Agreement.

(i)
I agree to reimburse the Company for all attorneys' fees, costs, and expenses that it reasonably incurs in connection with enforcing its rights and remedies under this Agreement, but only to the extent the Company is ultimately the prevailing party in the applicable legal proceedings.

(j)	If I violate this Agreement, then the restrictions set out in Paragraphs 2 - 6 shall be extended by the same period of time as the period of time during which the violation(s) occurred.

(k)
I fully understand my obligations in this Agreement, have had full and complete opportunity to discuss and resolve any ambiguities or uncertainties regarding these covenants before signing this Agreement, and have voluntarily agreed to comply with these covenants for their stated terms.

10.    Relationship of Parties. I acknowledge that my relationship with the Company is "terminable at will" by either party and that the Company or I can terminate the relationship with or without cause and without following any specific procedures. Nothing contained in this Agreement is intended to or shall be relied upon to alter the "terminable at will" relationship between the parties. I agree that my obligations in this Agreement shall survive the termination of my employment from the Company for any reason and shall be binding upon my successors, heirs, executors and representatives.
11.    Modifications and Other Agreements. I agree that the terms of this Agreement may not be modified except by a written agreement signed by both me and the Company. This Agreement shall not supersede any other restrictive covenants to which I may be subject under an employment contract, benefit program or otherwise, such that the Company may enforce the terms of any and all restrictive covenants to which I am subject. The obligations herein are in addition to and do not limit any obligations arising under applicable statutes and common law.
12.    Notification. I agree that in the event I am offered employment at any time in the future with any entity that may be considered a Competing Business Line, I shall immediately notify such Competing business of the existence and terms of this Agreement. I also understand and agree that the Company may notify anyone attempting to or later employing me of the existence and provisions of this Agreement.
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By clicking the acceptance box for this grant agreement, I acknowledge receipt of the Stock Option Award Agreement to which this Agreement is attached as Exhibit A, and I agree to the terms and conditions expressed in this Agreement.

EXHIBIT B
ADDENDUM TO THE
WALGREENS BOOTS ALLIANCE, INC. 2013 OMNIBUS INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
In addition to the terms of the Plan and the Agreement, the Option is subject to the following additional terms and conditions to the extent you reside and/or are employed in one of the countries addressed herein. Pursuant to Section 23 of the Agreement, if you transfer your residence and/or employment to another country reflected in this Addendum, the additional terms and conditions for such country (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms as may be necessary or advisable to accommodate your transfer). All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement.
CHILE

Private Placement. The following provision shall replace Section 14 of the Agreement:

The grant of the Option hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a)	The starting date of the offer will be the Grant Date, and this offer conforms to general ruling no. 336 of the Chilean superintendence of securities and insurance;

b)
The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the Chilean superintendence of securities and insurance, and therefore such securities are not subject to its oversight;

c)
The issuer is not obligated to provide public information in Chile regarding the foreign securities, since such securities are not registered with the Chilean superintendence of securities and insurance; and

d)	The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

a)	La fecha de inicio de la oferta será el de la fecha de otorgamiento y esta oferta se acoge a la norma de carácter general n° 336 de la superintendencia de valores y seguros chilena;

b)
La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la superintendencia de valores y seguros chilena, por lo que tales valores no están sujetos a la fiscalización de ésta;

c)	Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en chile información pública respecto de esos valores; y

d)	Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.
FRANCE

1.    Nature of Grant. The Option is not granted under the French specific regime provided by Articles L.225-177 and seq. of the French commercial code.

2.    Use of English Language. You acknowledge that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Vous reconnaissez avoir expressément exigé la rédaction en anglais de la présente Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs à, ou suite à, la présente Convention.

HONG KONG

1.Sale of Shares of Stock. Shares of Stock purchased upon exercise of the Option are accepted as a personal investment. In the event that shares of Stock are issued in respect of the Option within six (6) months after the Grant Date, you agree that the shares of Stock may not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Grant Date.

2.IMPORTANT NOTICE. WARNING: The contents of the Agreement the Addendum, the Plan, the Plan prospectus, the Plan administrative rules and all other materials pertaining to the Option and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice.

3.Wages. The Option and shares of Stock subject to the Option do not form part of your wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.

ITALY

1.    Mandatory Same Day, Sell-All Exercise. Notwithstanding any provision in the Agreement or the Plan to the contrary, as permitted under Section 9 of the Agreement and unless and until the Committee determines otherwise, the method of exercise of the Option shall be limited to mandatory same day, sell-all exercise.

2.    Plan Document Acknowledgment. In accepting the Option, you acknowledge that a copy of the Plan was made available to you, and you have reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understand and accept all provisions of the Plan, the Agreement and the Addendum.

You further acknowledge that you have read and specifically approve the following provisions in the Agreement: Section 2: Vesting/Exercise/Expiration (expiration of the right to exercise the Option after the Expiration Date); Section 3: Disability (term for exercising the Option prior to the Vesting Dates in the case of a Termination of Service due to Disability); Section 4: Death (term for exercising the option prior to the Vesting Dates in the case of a Termination of Service due to death); Section 5: Retirement (term for exercising the Option prior to the Vesting Dates in the case of a Termination of Service by reason of Retirement); Section 6: Termination of Service Following a Change in Control (term for exercising the Option in the event of a Termination of Service following a Change in Control); Section 7: Other Termination of Service (term to exercise the vested Option and forfeiture of the unvested Option in other cases of Termination of Service); Section 8: Forfeiture of Outstanding Options Upon Termination for Cause or Following Termination of Service; Section 10(a): Responsibility for Taxes; Tax Withholding (liability for all Tax-Related Items related to the Option and legally applicable to the participant); Section 11: Limited Transferability (Option shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated); Section 18: Change in Stock (right of the Company to equitably adjust the Option and the Exercise Price in the event of any change in the Stock); Section 19(j): Nature of the Option (waive any claim or entitlement to compensation or damages arising from forfeiture of the Option resulting from a Termination of Service); Section 19(l): Nature of the Option (the Company is not liable for any foreign exchange rate fluctuation impacting the value of the Option); Section 22: Non-Competition, Non-Solicitation and Confidentiality (the receipt of the Option is conditioned upon agreement of the Non-Competition, Non-Solicitation and Confidentiality Agreement attached hereto as Exhibit A); Section 23: Addendum to Agreement (the Option is subject to the terms of the Addendum); Section 24: Additional Requirements (Company right to impose additional requirements on the Option in case such requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate operation and administration of the Option and the Plan); Section 26: Electronic Delivery (Company may deliver documents related to the Option or Plan electronically); Section 27: Governing Law and Jurisdiction (Agreement is governed by Illinois law without regard to any choice of law rules thereof; agreement to exclusive jurisdiction of Illinois courts); Section 28: English Language (documents will be drawn up in English; if a translation is provided, the English version controls).

MEXICO

1.Commercial Relationship. You expressly recognize that your participation in the Plan and the Company's grant of the Option does not constitute an employment relationship between you and the Company. You have been granted the Option as a consequence of the commercial relationship between the Company and the Affiliate in Mexico that employs you ("WBA Mexico"), and WBA Mexico is your sole employer. Based on the foregoing, you expressly recognize that (a) the Plan and the benefits you may derive from your participation in the Plan do not establish any rights between you and WBA Mexico, (b) the Plan and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by WBA Mexico, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with WBA Mexico.

2.Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Agreement and this Addendum. As such, you acknowledge and agree that the Company, in its sole discretion, may amend and/or discontinue your participation in the Plan at any time and without any liability. The Option, the shares of Stock subject to the Option and the value of same is an extraordinary item of compensation outside the scope of your employment contract, if any, and is not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of WBA Mexico.

MONACO

Use of English Language. You acknowledge that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Vous reconnaissez avoir expressément exigé la rédaction en anglais de la présente Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs à, ou suite à, la présente Convention.

NETHERLANDS

Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Option, whether or not as a result of your Termination of Service (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Option. Upon the grant of the Option, you shall be deemed irrevocably to have waived any such entitlement.

ROMANIA

Voluntary Termination of Service. For the sake of clarity, a voluntary Termination of Service shall include the situation where your employment contract is terminated by operation of law on the date you reach the standard retirement age and have completed the minimum contribution record for receipt of state retirement pension or the relevant authorities award you an early-retirement pension of any type.

RUSSIA

1.No Offering of Securities in Russia. The grant of the Option is not intended to be an offering of securities within the territory of the Russian Federation, and you acknowledge and agree that you will be unable to make any subsequent sale of the shares of Stock acquired pursuant to the Option in the Russian Federation.

2.Repatriation Requirements. You agree to promptly repatriate proceeds resulting from the sale of shares of Stock acquired under the Plan to a foreign currency account at an authorized bank in Russia if legally required at the time shares of Stock are sold and to comply with all applicable local foreign exchange rules and regulations. Neither the Company nor any of its Affiliates shall be liable for any fines or penalties resulting from your failure to comply with applicable laws.

SPAIN

1.Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. This provision supplements the terms of the Agreement:

In accepting the Option, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion granted an Option under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis. Consequently, you understand that the Option is granted on the assumption and condition that the Option and the shares of Stock acquired upon exercise of the Option shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Option shall be null and void.

Further, you understand and agree that the vesting of the Option is expressly conditioned on your continued and active rendering of service, such that upon a Termination of Service, the Option may cease vesting immediately, in whole or in part, effective on the date of your Termination of Service (unless otherwise specifically provided in Section 3, 4, 5 or 6 of the Agreement). This will be the case, for example, even if (a) you are considered to be unfairly dismissed without good cause; (b) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) you terminate service due to a change of work location, duties or any other employment or contractual condition, (d) you terminate service due to a unilateral breach of contract by the Company or an Affiliate. Consequently, upon a Termination of Service for any of the above reasons, you may automatically lose any rights to the Option that were not vested on the date of your Termination of Service, as described in the Plan and Agreement. In addition, you understand and agree that the post-Termination of Service exercise period specified in the Agreement shall run from the date of your Termination of Service, as determined by the Committee, in its sole discretion.

You acknowledge that you have read and specifically accept the conditions referred to in the Agreement regarding the impact of a Termination of Service on the Option.

2.Termination for Cause. "Cause" shall be defined as indicated in Section 8 of the Agreement, irrespective of whether the termination is or is not considered a fair termination (i.e., "despido procedente") under Spanish legislation.

3.No Public Offering. No "offer of securities to the public," within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the Option. The Plan, the Agreement (including this Addendum) and any other documents evidencing the grant of the Option have not, nor will they be registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator) and none of those documents constitute a public offering prospectus.

SWITZERLAND

Securities Law Notification. The Option is not considered a public offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Option constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Option may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing materials relating to the Option have been or will be filed with, or approved or supervised by, any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

TURKEY

Securities Law Notification. The sale of shares of Stock acquired under the Plan is not permitted within Turkey. The sale of shares of Stock acquired under the Plan must occur outside of Turkey. The shares of Stock are currently traded on the Nasdaq Stock Market under the ticker symbol "WBA" and shares of Stock may be sold on this exchange.

UNITED KINGDOM

1.    Indemnification for Tax-Related Items. Without limitation to Section 10 of the Agreement, you hereby agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, your Employer or by Her Majesty's Revenue & Customs ("HMRC") (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).

2.    Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Option, whether or not as a result of your Termination of Service (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Option. Upon the grant of the Option, you shall be deemed irrevocably to have waived any such entitlement.

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By clicking the acceptance box for this grant agreement, I acknowledge receipt of the Stock Option Award Agreement to which this Addendum is attached as Exhibit B, and I agree to the terms and conditions expressed in this Addendum.